SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: January 5, 2009

(Date of earliest event reported)

LOGITECH INTERNATIONAL S.A.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-29174

Canton of Vaud, Switzerland	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Logitech International S.A.

Apples, Switzerland

c/o Logitech Inc.

6505 Kaiser Drive

Fremont, California 94555

(Address of principal executive offices and zip code)

(510) 795-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K of Logitech International S.A. (“Logitech” or the “Company”), filed on January 7, 2009, which described a planned restructuring to reduce Logitech’s global salaried workforce. On January 19, 2009 Logitech issued a press release that included further details on the restructuring, as follows:

“Restructuring

In addition to ongoing actions to reduce operating expenses, Logitech has initiated a restructuring that is expected to reduce the Company’s global salaried workforce by between 550 and 600 employees. This plan is expected to generate annual cost savings beginning in Fiscal Year 2010 of approximately $50 million. As a result of the restructuring, the Company expects to incur a total charge of approximately $20-24 million over the next twelve months, of which approximately $16-18 million is expected to be incurred during the fourth quarter of FY 2009.”

In addition, of the total charges, Logitech anticipates approximately $14 million to $16 million would be for one-time cash severance charges, $4 million to $5 million would be for facilities-related charges that are largely cash costs, and $2 million to $3 million would be for non-cash inventory and asset impairment costs.

This Current Report on Form 8-K contains forward-looking statements, including the statements regarding the expected restructuring charges, costs and cost savings, including the timing of such savings, and the expected size of the salaried workforce reduction. These forward-looking statements involve risks and uncertainties that could cause Logitech’s actual results to differ materially from that anticipated in these forward-looking statements. Factors that could cause actual results to differ materially include: Logitech’s ability to implement the workforce reductions in various geographies; possible changes in the size and components of the expected costs and charges; as well as those additional factors set forth in our periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2008 and September 30, 2008, available at www.sec.gov. Logitech does not undertake to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

Logitech International S.A.

/s/ Gerald P. Quindlen
Gerald P. Quindlen
President and Chief Executive Officer

/s/ Mark J. Hawkins
Mark J. Hawkins
Chief Financial Officer, and U.S. Representative

January 20, 2009